Exhibit 99.1

FOR IMMEDIATE RELEASE

Willbros Announces Executive Management Changes

HOUSTON, TX, MAY 19, 2014 — Willbros Group, Inc. (NYSE: WG) is pleased to announce the promotion of Earl Collins to the position of President of Willbros Group, Inc., effective July 1, 2014. Collins is a veteran of the engineering and construction industry where he has successfully led increasingly large and complex projects and organizations for more than 20 years. Collins is currently President of the Willbros Oil & Gas business and a member of the Executive Leadership Team.

[Photo of Earl Collins appears here]

“Earl is an accomplished and respected leader in the engineering and construction industry and I am delighted that our Board of Directors, upon the recommendation of our management team, has elected Earl as our new President,” said Randy Harl, Willbros President and CEO. “Earl’s extensive engineering and construction leadership experience will ensure that our operating and financial objectives are met, reinforcing our business model and culture of accountability.”

In addition to the appointment of Collins, Michael Fournier, currently President of Willbros Canada, has been named EVP and COO of Willbros Group, with primary responsibility for the construction and maintenance activities of the Company. Edward Wiegele, currently President of Professional Services, has been named EVP of Willbros Group and President of Engineering and Technology. Fournier and Wiegele will report to Collins and remain members of the Executive Leadership Team.

As a result of this appointment, Mr. Harl will hand over his title of President and remain CEO of Willbros Group. Jim Gibson, currently EVP and COO, will hand over his title of COO to remain EVP in charge of the Project Management Office and large project support. These changes are effective July 1, 2014. Additionally, the Company has identified internal candidates to assume the leadership roles for the Oil & Gas and Canada segments. This information will be provided in future updates.

“We continue to drive improvements in our operational and financial results to establish Willbros as the contractor and employer of choice. We have assembled a strong team with complementary skill sets and experience to move the Company to the next level of operational performance,” added Harl. “Earl and I expect to rely heavily on this team as we continue to guide the Company to profitable growth. This leadership team has the industry experience, operational track-record and technological expertise to provide valuable solutions for our customers and increase value for all our stakeholders.”

1 of 3 CONTACT:
Michael W. Collier Vice President Investor Relations Willbros 713-403-8038	Connie Dever Director Investor Relations Willbros 713-403-8035

Earl Collins joined Willbros as President of the Company’s Oil & Gas Segment and member of the Executive Leadership Team in May 2013. As President of Willbros Oil & Gas, Mr. Collins is responsible for the development and implementation of the Company’s strategy for the oil & gas markets. Additionally, he manages day-to-day operations of the Company’s oil and gas product and service lines which include: construction, maintenance, turnaround and fabrication for projects from the wellhead to small capital projects inside refinery limits. Previously, Mr. Collins was with CH2M HILL where he served as President & Global Director of EPC & Construction Operations for their Energy and Chemicals Business Group. He began his career as an Engineer/Estimator at Peter Kiewit Construction Company. A graduate of the Kiewit Executive Leadership Development Program, during his 17 years with that firm, he served in capacities of increasing responsibility, rising to the position of Senior Vice President. He is a member of the Rice Global Round Table and the Construction Industry Institute (CII). Mr. Collins holds a Bachelor of Science degree in Construction Engineering from Iowa State University.

Mike Fournier serves as President of Willbros Canada and a member of the Executive Leadership Team. He joined Willbros Canada as Chief Operating Officer in August 2011. He is a 29-year veteran of Western Canada’s Oil & Gas service industry. With his strong knowledge of work processes and an understanding of the skill sets and organization structure required to generate positive performance, he has provided leadership and strategic direction to the company’s operations in Canada. He has helped the organization transition into a number of new businesses while focusing the Company’s pipe-oriented business units on the opportunities in the Oil Sands region of Northern Alberta. Prior to joining Willbros, Mr. Fournier held various executive and senior management positions with a number of industrial contractors operating in the Canadian Oil Sands. He has gained a reputation for turning around operational performance and building strong teams. He has served on the Board of Directors for Construction Labour Relations Alberta and Management Board for the Natural Sciences and Engineering Research Council of Canada (NSERC) Chair in Construction Management for University of Alberta. Mr. Fournier graduated from the University of Alberta with a Bachelor of Science in Mechanical Engineering and is registered with the Association of Professional Engineers, Geologists and Geophysicists of Alberta.

Ed Wiegele joined Willbros in 2007 as Vice President of Integrity Services and became President of Engineering in 2010 and President of Willbros’ Professional Services in 2013. Previously, he served as Sr. Vice President of the pipeline division and General Manager of Integrity Services for GE Oil & Gas, after GE’s purchase in 2003 of M.J. Harden and Associates. While in this position, he created industry leading GIS data management solutions, integrity services and software applications. Mr. Wiegele also worked to create alliances within the pipeline industry to add value to Engineering, GIS and Pipeline Integrity programs through the use of advanced technologies. Mr. Wiegele also spent 13 years with Panhandle Eastern, where he held various engineering, construction, project management and marketing positions. Mr. Wiegele has more than 30 years of experience in engineering, project management, GIS technologies, integrity management, and technology implementation and integration. He operates out of the Company’s Tulsa office where he is responsible for the executive

2 of 3 CONTACT:
Michael W. Collier Vice President Investor Relations Willbros 713-403-8038	Connie Dever Director Investor Relations Willbros 713-403-8035

oversight of the engineering, integrity, field services, land and survey, UtilX and EPC service lines. Mr. Wiegele is a member of the American Petroleum Institute, Interstate Natural Gas Association of America (INGAA) Foundation, Southern Gas Association (SGA), and Geographic Information Technology Association (GITA). He holds a Bachelor of Science degree in Civil Engineering from Iowa State University.

Willbros is a specialty energy infrastructure contractor serving the oil, gas, refining, petrochemical and power industries. Our offerings include engineering, procurement and construction (either individually or as an integrated EPC service offering), turnarounds, maintenance, facilities development and operations services. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including new legislation or regulations detrimental to the economic operation of refining capacity in the United States; the identification of one or more other issues that require restatement of one or more prior period financial statements; contract and billing disputes; the consequences the Company may encounter if it is unable to make payments required of it pursuant to its settlement agreement of the West African Gas Pipeline Company Limited lawsuit; the existence of material weaknesses in internal control over financial reporting; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company’s existing loan agreements; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; poor refinery crack spreads; delay of planned refinery outages and upgrades and development trends of the oil, gas, power, refining and petrochemical industries; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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3 of 3 CONTACT:
Michael W. Collier Vice President Investor Relations Willbros 713-403-8038	Connie Dever Director Investor Relations Willbros 713-403-8035